Exhibit 10.1

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 20, 2021, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and OMEGA THERAPEUTICS, INC. (“Borrower”),

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)
Amendments.
a)
Section 2.1(b) of the Agreement is amended and restated to read as follows:

(b) Term Loan.

(i) As of the Fourth Amendment Date, Bank has made Term Loans in aggregate original principal amount of $12,000,000 pursuant to Tranche I, Tranche II and Tranche III. Subject to and upon the terms and conditions of this Agreement, on the Fourth Amendment Date, Borrower shall request, and Bank shall make, an additional Term Loan pursuant to a new Tranche IV to Borrower, in an aggregate principal amount of Twenty Million Dollars ($20,000,000) (“Tranche IV”). The proceeds of the Term Loan pursuant to Tranche IV shall be applied first to the repayment in full of all outstanding principal and accrued interest pursuant to the then outstanding Term Loans, and the balance shall be disbursed to Borrower and used for general working capital purposes, and for capital expenditures.

(ii) Interest shall accrue from the date a Term Loan is made at the rate specified in Section 2.2(a), and prior to the Amortization Date shall be payable monthly in arrears beginning on the ninth (9th) calendar day of the month in which the Term Loan is made, and continuing on the same calendar day of each month thereafter. Any Term Loan that is outstanding on the Amortization Date shall be payable in 24 equal monthly installments of principal, plus all accrued but unpaid interest, beginning on the Amortization Date and continuing on the same calendar day of each month thereafter through the Maturity Date, at which time all amounts due in connection with the Term Loan and any other amounts due under this Agreement shall be immediately due and payable, Borrower may prepay all or any portion of the Term Loans, provided that Borrower may not reborrow any amount, once repaid, provided, that in connection with any prepayment prior to the Maturity Date, including without limitation a payment upon acceleration of the maturity date prior to the Maturity Date upon the occurrence of an Event of Default that continues, Borrower shall pay, in addition to the applicable portion of the outstanding principal and accrued interest on the Term Loans being repaid, the applicable portion of the Prepayment Fee.

(iii) When Borrower desires to obtain a Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission or email (or, if permitted by Bank, through the use of an E-System) to be received no later than 3:30 p.m. Eastern time three (3) Business Days before the day on which the Term Loan is to be made. Such notice shall be given by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. The notice shall be signed by an Authorized Officer. Bank shall be entitled to rely on any notice given by a person whom Bank reasonably believes to be an Authorized Officer, and Borrower shall indemnify and hold Bank harmless for any damages, loss, costs and expenses suffered by Bank as a result of such reliance.

b)
Section 2.2(a) of the Agreement is hereby amended and restated to read as follows:

(a) Interest Rate. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a floating annual rate equal to the greater of (i) 0.50% above the Prime Rate then in effect and (ii) 5.50%.

c)
Section 2.4(a) of the Agreement is amended and restated to read as follows:

(a) Facility Fee. On or before the Fourth Amendment Date, a fee equal to $15,000, which shall be fully earned and nonrefundable.

d)
A new Section 2.4(c) is added to the Agreement to read as follows:

(c) Prepayment Fee. The Prepayment Fee as and when due pursuant to Section 2.1(b)(ii).

e)
A new Section 2.4(e) is added to the Agreement, to read as follows:
(e)
Fourth Amendment Success Fee. Upon a Fourth Amendment Success Fee Event, Borrower shall pay to Bank a Fourth Amendment Success Fee. This Section 2.4(e) shall survive any termination of this Agreement until the earlier to occur of (a) 10 years after the Fourth Amendment Date and (b) the payment of the Fourth Amendment Success Fee. If this Agreement is terminated prior to payment of the Fourth Amendment Success Fee, Borrower shall give Bank written notice of the first Fourth Amendment Success Fee Event to occur thereafter, and pay the Fourth Amendment Success Fee upon the closing of such Fourth Amendment Success Fee Event
f)
Section 5.7 of the Agreement is amended to read as follows:
g)
5.7 No Material Adverse Change in Financial Statements. All consolidated (and consolidating, if any) financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated and consolidating, if any, financial condition as of the date thereof and Borrower’s consolidated and consolidating, if any, results of operations for the period then ended. Except as disclosed in writing to Bank, there has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
h)
Section 5.13 is amended to read as follows:

5.13 Full Disclosure. No representation, warranty, or other statement made by Borrower in any report, certificate, or written statement furnished or submitted to Bank taken together with all such reports, certificates, and written statements furnished or submitted to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such reports, certificates, or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

i)
Section 6.2(a)(i) is amended to read as follows:

(i) as soon as available, but in any event within 30 days after the end of each calendar month in which Borrower maintains less than $40,000,000 in Cash with Bank and Bank’s affiliates, and within 45 days after the end of each calendar quarter in which Borrower maintains at least $40,000,000 in Cash with Bank and Bank’s affiliates, a company prepared consolidated and consolidating, if any, balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer.

j)
Section 6.2(b) is amended to read as follows:
(b)
Within 30 days after the last day of each month, Borrower shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.
k)
The last paragraph of Section 6.2 is amended to read as follows:

Borrower may deliver to Bank on an electronic basis any certificates, reports, requests, or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by, or on behalf of, a Responsible Officer. Borrower shall include a submission date on any certificates, statements, and reports to be delivered electronically.

Any submission by Borrower of a Compliance Certificate shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Certificate, the information and calculations set forth therein are true, accurate and correct in all material respects; (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Certificate, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing; and (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Certificate, as applicable.

l)
Section 6.6 is amended to read as follows:

6.6 Primary Depository. Borrower shall at all times maintain the lesser of (a) substantially all of its Cash, or (b) two hundred percent (200%) of the maximum amount of the Term Loan, in depository and/or operating accounts at Bank or investment accounts with Bank or Bank’s affiliates; provided that prior to maintaining any investment accounts with Bank’s affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts in form and substance satisfactory to Bank. So long as (1) Borrower remains in compliance with the foregoing sentence, and (2) the MSC Investment Conditions are maintained, Borrower’s MSC Subsidiary, if any, shall be permitted to maintain Cash in one or more accounts of the MSC Subsidiary held at Bank, Bank’s affiliates, or outside of Bank (and not subject to an account control agreement). If Borrower does not maintain the MSC Investment Conditions, then (x) Borrower shall promptly cause all Cash and/or Investments owned by Borrower’s MSC Subsidiary to be distributed into deposit or investment accounts held by Borrower at Bank or Bank’s affiliates, and (y) Borrower shall not permit Borrower’s MSC Subsidiary to hold any Cash and/or Investments until Borrower again maintains the MSC Investment Conditions.

m)
Section 12.6 is amended to read as follows:

12.6 Counterparts; Electronic Transmission; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of this Agreement or the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”),”) or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

n)
A new Section 12.9 is added to read as follows:

12.9 E-Systems. Bank is hereby authorized by Borrower to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Credit Extensions and other matters incidental thereto. Without limiting the generality of the foregoing, Bank is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. Borrower acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Borrower in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY BANK OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS.

o)
Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Amortization Date” means September 30, 2023.

“Credit Card Line” means a Credit Extension of up to $500,000, to be used exclusively for the provision of Credit Card Services.

“Credit Card Maturity Date” means September 30, 2025.

“E-System” means any electronic system approved by Bank, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Bank, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, or otherwise used to facilitate communication between any Borrower and Bank with respect to the Loan Documents.

“Fourth Amendment Date” means December 20, 2021.

“Fourth Amendment Success Fee” means a fee equal to $100,000 if paid by March 31, 2023, and $200,000 if paid at any time thereafter.

“Fourth Amendment Success Fee Event” means the receipt by Borrower of at least $50,000,000 in aggregate gross proceeds after the Fourth Amendment Date from the sale of its equity securities and/or BD upfront payments within ten (10) years after the Fourth Amendment Date.

“Maturity Date” means September 30, 2025.

“MSC Investment Conditions” means that Borrower has on deposit with Bank Cash in an aggregate amount greater than or equal to one hundred five percent (105%) of the then outstanding principal and accrued interest on all Credit Extensions (excluding cash-secured facilities).

“Prepayment Fee” means, with respect to any prepayment of the Term Loan, an amount equal to:

(a) if the prepayment occurs no later than December 31, 2022, an amount equal to the principal amount of the Term Loan being prepaid multiplied by 1.50%;

(b) if the prepayment occurs after December 31, 2022, but no later than December 31, 2023, an amount equal to the principal amount of the Term Loan being prepaid multiplied by 0.50%;

(c) if the prepayment occurs after December 31, 2023, the Prepayment Fee shall be zero.

“Tranche IV” has the meaning assigned to such term in Section 2.1(b)(i).

p)
The reference to “$250,000” in each of clause (c) of the defined term, “Permitted Indebtedness”, and clause (c) of the defined term “Permitted Liens” is amended to read “$15,000,000”.
q)
Exhibit D to the Agreement is amended and restated as set forth in Exhibit D attached hereto.
2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects, Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
3)
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). This Amendment constitutes a legal, valid and binding obligation enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document. A true and correct copy of the certificate of incorporation and bylaws, as in effect as of the Fourth Amendment Date have been delivered to Bank.
4)
This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment;

except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
5)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)
The terms of Section 11 of the Agreement are incorporated by reference herein, mutatis mutandis.
7)
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:
a)
this Amendment, duly executed by Borrower and Bank;
b)
an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
c)
payment of the fee of $15,000 due on the Fourth Amendment Date, and all Bank Expenses, including Bank’s expenses for the documentation of this Fourth Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s deposit account maintained with Bank;
d)
a duly completed Loan Advance/Paydown Request Form with respect to the Term Loan to be made on the Fourth Amendment Date; and
e)
such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OMEGA THERAPEUTICS, INC.		PACIFIC WESTERN BANK

By:	/s/ Mahesh Karande	By:	/s/ Katherine Meeks
Name:	Mahesh Karande	Name:	Katherine Meeks
Title:	President & Chief Executive Officer	Title:	Vice President

exhibit d

COMPLIANCE CERTIFICATE

[Bank to provide.]

[CORPORATE RESOLUTION]

The undersigned duly elected and qualified Secretary of OMEGA THERAPEUTICS, INC., a Delaware corporation (“Borrower”), solely in his or her capacity as an officer of Borrower, and not in his or her individual capacity, does hereby certify that the following is a true and correct copy of the resolutions adopted by Borrower’s Board of Directors in accordance with applicable law and Borrower’s bylaws, and that such resolutions are no unmodified and in full force and effect:

1.
BE IT RESOLVED, that:

(A) Any one (1) of the following, duly elected officers of the Borrower (each, an “Authorized Officer”) whose position, actual signature, email address, and cell phone number is shown below, is authorized to act for, on behalf of, and in the name of the Borrower in connection with the resolutions below:

NAME	POSITION	ACTUAL SIGNATURE	EMAIL ADDRESS	CELL PHONE NUMBER
Mahesh Karande	President & CEO
Roger Sawhney	Treasurer & CFO

(B) Any Authorized Officer may:

i) Borrow money from time to time from Pacific Western Bank (the “Bank”), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, pursuant to that certain Loan and Security Agreement dated as of March 9, 2018, as amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of December 20, 2021, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

ii) Give security for any liabilities of the Borrower to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Borrower;

iii) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Borrower, whether or not registered in the name of the Borrower;

iv) Discount with the Bank, commercial or other business paper belonging to the Borrower made or drawn by or upon third parties, without limit as to amount;

v) Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

vi) Issue a warrant or warrants to purchase the Borrower’s capital stock;

vii) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these resolutions, any or all of which may relate to all or to substantially all of the Borrower’s property and assets;

(C) The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, to use electronic records and signatures to execute, receive, present, deliver, and/or submit any of the Loan Documents (including one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions therefor), and to execute, submit, and/or deliver such other documents, statements, reports, and agreements as he or she may in his or her discretion deem reasonably necessary or proper to carry into effect the provisions of these resolutions.

(D) Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

2.
The resolutions are in full force and effect as of the date set forth below and are intended to replace, as of this date, any resolutions previously given by the Borrower to Bank in connection with the matters described herein; these resolutions and any borrowings or financial accommodations under these resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Borrower or any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound require the vote or consent of shareholders of the Borrower to authorize any act, matter or thing described in the foregoing resolutions, such vote or consent has been obtained.
3.
The officers, employees, and agents named above are duly elected, appointed, or employed by or for Borrower, as the case may be, occupy the positions set forth opposite their respective names, and the email addresses and cell phone numbers provided for each person set forth opposite their respective names are the true and correct email addresses and cell phone numbers for conducting business on behalf of Borrower.

In Witness Whereof, I, the duly elected and qualified Secretary of Borrower, have affixed my name on December 20, 2021.

By:	/s/ Barbara Chan
Name:	Barbara Chan
Title:	Secretary*

*If the certifying officer is designated as one of the Authorized Officers in Section 1(A) above, this certificate must also be signed by a second officer of Borrower.

By:
Name:
Title: